Navan Announces Third Quarter Fiscal Year 2026 Results

Third quarter revenue grew 29% year-over-year to $195 million
Amy Butte will depart as Chief Financial Officer, effective January 9, 2026
PALO ALTO, CA, December 15, 2025 — Navan, Inc. (NASDAQ: NAVN), the leading all-in-one business travel, payments, and expense management platform, today reported financial results for its third quarter ended October 31, 2025.
Management Commentary:
“Q3 was a strong debut quarter as a public company for Navan. All parts of the business performed well, highlighted by continued momentum in the enterprise market and new highs in customer satisfaction, with CSAT at 97% and NPS at 45” said Navan co-founder and CEO, Ariel Cohen. “Our end-to-end AI-first platform is clearly resonating with customers in the massive business travel and expense market. With access to an extremely wide range of travel inventory, a leading consumer-grade user interface, and AI-powered booking and customer support, everyone in the travel ecosystem benefits - users, customers, and suppliers. I’m pleased with our team’s execution across product, customer success, and go-to-market. At the same time, we are making great progress on innovation, building the next generation of Navan. I’ve never been more optimistic about the opportunity ahead as we pursue our mission to make travel easy for every frequent traveler.”

“Navan delivered a strong third quarter, and we’re encouraged by the combination of revenue growth and increased operating margin that we achieved," said Amy Butte, Navan CFO. “We were able to deliver 29% revenue growth year-over-year in Q3, and 870 basis points of non-GAAP operating margin expansion. These results demonstrate our differentiated product and effective execution. We did not see a material impact to our business from travel disruptions related to the government shutdown in October and early November, and we continue to see strong demand in the corporate travel and expense market. As a reminder, we are a seasonal business. While we are reporting Q3 today, which is our seasonally strongest quarter, when we think about our business we think about it annually over an entire fiscal year.”
Third Quarter Fiscal Year 2026 Financial Highlights:

Revenue

•Total Revenue was $195 million, an increase of 29% year-over-year.
oUsage revenue was $180 million, an increase of 29% year-over-year.
oSubscription revenue was $15 million, an increase of 26% year-over-year.
oGross Booking Volume (“GBV”) grew 40% year-over-year, to $2.6 billion in the quarter.
oPayment Volume grew 12% year-over-year, to $1.1 billion in the quarter.

Gross Profit

•GAAP gross profit reached $138 million, representing 71% gross margin, compared to $107 million, or 71% gross margin in the third quarter of fiscal year 2025.
•Non-GAAP gross profit was $144 million, representing 74% non-GAAP gross margin, compared to $108 million, or 72% non-GAAP gross margin in the third quarter of fiscal year 2025.

Income (Loss) from Operations

•GAAP loss from operations was ($79 million) compared to a loss from operations of ($19 million) in the third quarter of fiscal year 2025; GAAP operating margin was (41%), compared to (13%) in the third quarter of fiscal year 2025.
•Non-GAAP income from operations was $25 million, compared to non-GAAP income from operations of $6 million in the third quarter of fiscal year 2025; non-GAAP operating margin was 13% compared to 4% in the third quarter of fiscal year 2025.

Net Income (Loss)

•GAAP net loss was ($225 million), compared to a net loss of ($42 million) in the third quarter of fiscal year 2025.
•Non-GAAP net income was $9 million, compared to a non-GAAP net loss of ($14 million) in the third quarter of fiscal year 2025.

Recent Business Highlights:
•Strong enterprise momentum including closing the second largest European deal in company history with a CAC40 company, alongside deals with Frasers Group and Axel Springer.
•Forrester released a Total Economic Impact™ study on Navan with some incredible results: 16% saved on travel spend annually, 70% less time spent by employees on travel booking, 5 minutes average travel booking time and 376% ROI with Navan over three years.
•Upgraded Ava model including new reasoning for FAQs and general travel knowledge, now deflecting over 54% of all interactions in November 2025.
•Continued NDC leadership: Emirates NDC is now live and Qantas NDC has moved to a direct connect while upgrading to the newest standards in the industry.
•Launched innovative new guided multi-city flight itinerary shopping flow with better pricing through Navan Fare Choice, mixed provider capabilities, and guideposts for shoppers to select optimal fare combinations.

Chief Financial Officer Transition:

The company also announced that Amy Butte will depart as Chief Financial Officer, effective January 9, 2026. Ms. Butte will help support a seamless leadership transition and will continue to serve as a strategic advisor to Navan while the Board conducts its search for the company’s next CFO. Anne Giviskos, the current SVP, Strategic Finance and Chief Accounting Officer, will assume the role of Interim CFO.

“I want to thank Amy for her contributions to Navan during an important chapter in our company’s history. As she did for the New York Stock Exchange, Amy played a critical role in building out our finance organization and readying our company for the public markets. With our listing now complete and momentum underway across the business, it was the right time for her to move on to her next opportunity. We wish her the best,” said Ariel Cohen, co-founder and CEO of Navan.

“I am pleased to have achieved my goals at Navan, including helping to complete Navan’s IPO, and wish the company and its leadership team continued success,” Ms. Butte said.

Financial Outlook:
For the fourth quarter of fiscal year 2026 (ending January 31, 2026), Navan currently expects:

•Total revenue in the range of $161 - $163 million, representing year-over-year growth of 23% at the midpoint.
•Non-GAAP loss from operations in the range of ($15.5) - ($14.5) million and non-GAAP operating margin of (9%) at the midpoint.

For the fiscal year 2026 (ending January 31, 2026), Navan currently expects:
•Total revenue in the range of $685 - $687 million, representing year-over-year growth of 28% at the midpoint.
•Non-GAAP income from operations of $21 - $22 million and non-GAAP operating margin of 3% at the midpoint.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Navan's results computed in accordance with GAAP.

Earnings Webcast:
Navan will host a conference call on Monday December 15, 2025 at 4:30 p.m. Eastern Time (ET) to discuss the company’s third quarter fiscal 2026 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit Navan's Investor Relations website at investors.navan.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

An archived webcast of this conference call will also be available on Navan's Investor Relations website at investors.navan.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures:
Navan has provided in this press release supplemental financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including references to non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow. Navan uses these non-GAAP financial measures internally in analyzing its financial results and believes that the disclosure of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and because it allows for greater transparency with respect to key measures used by senior management in our financial and operational decision making. These non-GAAP financial measures, which may be different from similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our operating performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP.

We include these non-GAAP financial measures because they are important measures upon which our management assesses our operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors because they provide useful information about our financial performance, consistency and comparability with past financial performance and may assist in comparisons with other companies in our industry, some of which use similar non-GAAP financial information to supplement their GAAP results.

Non-GAAP financial measures have limitations in their usefulness to investors and should not be considered in isolation or as substitutes for financial information presented under GAAP. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

A reconciliation of Navan’s historical non-GAAP financial measures presented in this press release to their most directly comparable GAAP measures has been provided in the financial statement tables included herein, and investors are encouraged to review the reconciliations.

•Non-GAAP Gross Profit and Non-GAAP Gross Margin. Navan defines non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation-related charges and amortization of intangible assets. Navan defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

•Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. Navan defines non-GAAP income (loss) from operations as GAAP loss from operations, excluding stock-based compensation-related charges and amortization of intangible assets. Navan defines non-GAAP
•operating margin as non-GAAP income (loss) from operations divided by revenue.

•Non-GAAP Net Income (Loss). Navan defines non-GAAP net income (loss) as GAAP net loss, excluding stock-based compensation-related charges, amortization of intangible assets, amortization of debt discount and debt issuance costs, loss (gain) on fair value adjustments, SAFE debt issuance costs expensed, and loss on extinguishment of debt, and adjusted to reflect the income tax effects of the non-GAAP adjustments to GAAP loss before income tax expense.

•Non-GAAP Net Income (Loss) Per Share. Navan defines non-GAAP basic income (loss) per share as non-GAAP net income (loss) divided by weighted-average shares outstanding used in computing net loss per share attributable to common stockholders, basic. We define non-GAAP diluted income (loss) per share as non-GAAP net income (loss) divided by weighted-average shares outstanding giving effect to the weighted average of all potentially dilutive common stock equivalents outstanding for the period including options to purchase common stock, restricted stock units, and unexercised warrants to purchase common stock. The dilutive effect of outstanding stock awards is reflected in non-GAAP diluted income per share by application of the treasury method.

•Free Cash Flow. Navan defines free cash flow as GAAP net cash used in operating activities reduced by cash used for investing activities for capitalized software development costs and purchases of property and equipment. We believe that free cash flow is a meaningful indicator of our sources of liquidity and capital requirements that provides information to management and investors in evaluating the cash flow trends of our business.

Key Business Metrics:

We monitor and review a number of metrics, including the following key business metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that these key business metrics provide meaningful supplemental information in assessing our operating performance.

Gross Booking Volume (GBV)

We define GBV as the total amount paid for valid bookings on our platform, measured on a booked basis and inclusive of total price, taxes, and fees, and adjusted for cancellations and refunds. We generate GBV through hotel, flight, car, and rail bookings, along with usage of our Meetings and Events, VIP, and Bleisure offerings by our customers. We expand GBV by growing our customer base, managing more business travel spend on our platform, and introducing new offerings to address different types of business travel.

Payment Volume

We define payment volume as the aggregate dollar amount of spend through Navan issued cards, settled for a given period and net of any chargebacks, cancellations, or refunds. Our payment volume grows as we increase adoption and usage of our Corporate Payments offering, where we support and issue our own cards.

Forward-Looking Statements:
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Navan’s anticipated total revenue, non-GAAP income (loss) from operations, and non-GAAP operating margin for the fiscal quarter and year ending January 31, 2026, the size of Navan’s market opportunity, market trends, and the company’s business strategy and plans. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” or similar expressions. Such statements are subject to risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These include, but are not limited to: Navan’s limited operating history; the growth rate of the markets in which Navan competes; Navan’s ability to effectively manage and sustain its growth; Navan’s ability to compete with existing competitors and new market entrants; Navan’s ability to attract new and retain existing customers, or to renew and expand its relationships with current customers; adverse changes in relationships with third parties on which Navan depends; Navan’s ability to utilize AI successfully in its current and future products; disruptions or other business interruptions that affect the availability of Navan’s platform, including cybersecurity incidents; and general global market, political, economic, and business conditions, including those related to global macroeconomic conditions, actual or perceived instability in the banking sector, supply chain disruptions, a potential recession, inflation, interest rate volatility, and geopolitical uncertainty, including ongoing conflicts around the world. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements contained herein are included in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Navan’s prospectus dated October 29, 2025 filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on October 31, 2025, as they may be updated by Navan’s subsequent filings with the SEC. Except as required by law, Navan undertakes no obligation, and does not intend, to update these forward-looking statements.

About Navan, Inc.:

Navan is the leading all-in-one business travel, payments, and expense management solution that makes travel easy for frequent travelers. From finding flights and hotels, to automating expense reconciliation, with 24/7 support along the way, Navan delivers an intuitive experience travelers love and finance teams rely on. See how Navan customers benefit and learn more at navan.com.

CONTACTS

Investor Relations:
investors@navan.com

Media Relations:
press@navan.com

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue	$ 194,934	$ 151,118	$ 524,347	$ 404,845
Cost of revenue	57,080	44,522	149,663	127,067
Gross profit	137,854	106,596	374,684	277,778
Operating expenses
Research and development	51,195	33,000	115,955	90,784
Sales and marketing	94,949	58,086	225,325	161,616
General and administrative	70,946	34,968	140,791	100,206
Total operating expenses	217,090	126,054	482,071	352,606
Loss from operations	(79,236)	(19,458)	(107,387)	(74,828)
Interest expense	(15,539)	(19,658)	(47,510)	(57,509)
Other income (expense), net	(544)	1,022	6,155	2,975
Loss on extinguishment of debt	(97,450)	—	(117,978)	—
Gain (loss) on fair value adjustments	(29,155)	1,381	(47,041)	4,401
Loss before income tax expense	(221,924)	(36,713)	(313,761)	(124,961)
Income tax expense	3,465	5,169	11,508	9,465
Net loss	$ (225,389)	$ (41,882)	$ (325,269)	$ (134,426)
Net loss per share attributable to common stockholders:
Basic and diluted net loss per share	$ (4.58)	$ (0.92)	$ (6.94)	$ (2.97)

Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders	49,258,348	45,324,084	46,884,867	45,210,172

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of
	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$ 809,080	$ 157,672
Restricted cash, current	81,469	148,157
Accounts receivable, net	220,038	184,856
Corporate card receivables, net	200,323	157,755
Contract acquisition costs, current	7,389	4,784
Prepaid expenses and other current assets	60,061	35,628
Total current assets	1,378,360	688,852
Restricted cash, non-current	4,705	4,766
Contract acquisition costs, non-current	22,715	16,185
Operating lease right-of-use assets	41,624	48,006
Property, equipment, and software, net	32,735	29,538
Intangible assets, net	54,599	55,633
Goodwill	232,883	219,728
Other non-current assets	25,036	21,246
Total assets	$ 1,792,657	$ 1,083,954
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$ 62,325	$ 42,829
Accrued expenses and other current liabilities	194,814	136,798
Notes payable, current	1,329	175,913
Trade loan facility	—	45,000
Operating lease liabilities, current	10,174	11,389
Deferred revenue, current	38,457	34,097
Total current liabilities	307,099	446,026
Operating lease liabilities, non-current	37,476	43,098
Convertible notes	—	182,394
Embedded derivative liability	—	59,820
ABL facility	37,000	—
Warehouse credit facility	168,174	214,238
Notes payable, non-current	130	394
Deferred revenue, non-current	—	813
Other non-current liabilities	23,957	22,949
Total liabilities	573,836	969,732

Redeemable convertible preferred stock	—	1,301,121
Stockholders’ equity (deficit)
Preferred stock	—	—
Class A common stock	2	1
Class B common stock	—	—
Additional paid-in capital	3,177,712	467,835
Accumulated deficit	(1,942,382)	(1,617,113)
Accumulated other comprehensive loss	(16,511)	(37,622)
Total stockholders’ equity (deficit)	1,218,821	(1,186,899)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$ 1,792,657	$ 1,083,954

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$ (225,389)	$ (41,882)	$ (325,269)	$ (134,426)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation, net of amounts capitalized	99,182	24,574	135,091	59,487
Non-cash interest expense	8,179	11,765	25,813	35,817
Deferred income taxes	47	(165)	397	(536)
Depreciation and amortization	5,916	6,005	18,125	18,832
Amortization of contract acquisition costs	1,631	960	4,172	3,676
Provision for doubtful accounts	2,248	1,531	6,633	4,439
Loss (gain) on fair value adjustments	29,155	(1,381)	47,041	(4,401)
Debt issuance costs expensed related to SAFEs	—	—	2,913	—
Loss on extinguishment of debt	97,450	—	117,978	—
Other	164	180	(163)	202
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(31,326)	(25,858)	(32,844)	(26,287)
Prepaid expenses and other current assets	(7,363)	(3,814)	(22,290)	(14,015)
Contract acquisition costs	(4,060)	(5,935)	(13,307)	(16,648)
Other non-current assets	(1,655)	(701)	(797)	(689)
Accounts payable	3,793	10,599	6,726	31,096
Accrued expenses and other current liabilities	17,825	13,346	24,669	(2,461)
Deferred revenue	(2,325)	(2,404)	3,533	1,196
Operating lease right-of-use asset and operating lease liabilities, net	(379)	(12)	(475)	2,491
Other non-current liabilities	812	757	743	759
Net cash used in operating activities	(6,095)	(12,435)	(1,311)	(41,468)
Cash flows from investing activities:
Capitalized software development costs	(4,865)	(3,700)	(13,072)	(11,567)
Purchases of property and equipment	(401)	(200)	(589)	(774)
Proceeds from sale of subsidiary, net of cash sold	—	—	(354)	—
Decrease (increase) in corporate card receivables	(33,227)	(19,266)	(35,533)	19,126

Cash consideration for business acquisition, net of cash acquired	—	—	—	(3,879)
Net cash provided by (used in) investing activities	(38,493)	(23,166)	(49,548)	2,906
Cash flows from financing activities:
Proceeds from stock option exercises	17,528	746	23,682	3,023
Proceeds from borrowings of debt	24,965	33,082	215,932	84,800
Proceeds from issuance of SAFEs	—	—	155,000	—
Payments of borrowings of debt	(134,349)	(6,080)	(468,124)	(8,350)
Payments for debt issuance costs	—	(1,477)	(10,985)	(1,512)
Payments of deferred offering costs	(3,410)	—	(4,165)	—
Payment of deferred consideration in business combinations	—	—	—	(275)
Proceeds from issuance of common stock in IPO, net of underwriting costs	713,302	—	713,302	—
Taxes collected from selling shareholders stock option exercises	14,281	—	14,281	—
Payment of tax withholdings on settlement of RSUs	(8,333)	—	(8,333)	—
Proceeds from exercise of warrants	35	—	35	—
Net cash provided by financing activities	624,019	26,271	630,625	77,686
Effect of exchange rate changes on cash, cash equivalents and restricted cash	285	(117)	4,893	(616)
Net increase (decrease) in cash, cash equivalents and restricted cash	579,716	(9,447)	584,659	38,508
Cash, cash equivalents and restricted cash, beginning of period	$ 315,538	$ 315,337	$ 310,595	$ 267,382
Cash, cash equivalents and restricted cash, end of period	$ 895,254	$ 305,890	$ 895,254	$ 305,890

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
	(dollars in thousands)
GAAP gross profit	$ 137,854	$ 106,596	$ 374,684	$ 277,778
GAAP gross margin	71%	71%	71%	69%
Stock-based compensation-related charges	6,632	1,683	8,742	3,525
Amortization of intangible assets	—	64	85	192
Non-GAAP gross profit	$ 144,486	$ 108,343	$ 383,511	$ 281,495
Non-GAAP gross margin	74%	72%	73%	70%

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
	(dollars in thousands)
GAAP loss from operations	(79,236)	(19,458)	(107,387)	(74,828)
GAAP operating margin	(41) %	(13) %	(20) %	(18) %
Stock-based compensation expense-related charges	103,363	24,576	139,960	59,868
Amortization of intangible assets	1,289	1,348	3,919	3,941
Non-GAAP income (loss) from operations	$ 25,416	$ 6,466	$ 36,492	$ (11,019)
Non-GAAP operating margin	13%	4%	7%	(3) %

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
	(in thousands, except share and per share amounts)
GAAP net loss	$ (225,389)	$ (41,882)	$ (325,269)	$ (134,426)
Stock-based compensation expense-related charges	103,363	24,576	139,960	59,868
Amortization of intangible assets	1,289	1,348	3,919	3,941
Amortization of debt discount and debt issuance costs	1,600	2,735	4,584	10,245
Loss (gain) on fair value adjustments	29,155	(1,381)	47,041	(4,401)
SAFE debt issuance costs expensed	—	—	2,913	—
Loss on extinguishment of debt	97,450	—	117,978	—
Non-GAAP provision for income taxes	1,731	682	3,298	1,438
Non-GAAP net income (loss)	$ 9,199	$ (13,922)	$ (5,576)	$ (63,335)
GAAP net loss per share attributable to common stockholders, basic and diluted	$ (4.58)	$ (0.92)	$ (6.94)	$ (2.97)
Weighted-average shares outstanding used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	49,258,348	45,324,084	46,884,867	45,210,172
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$ 0.19	(0.31)	$ (0.12)	$ (1.40)
Weighted-average shares outstanding used to compute non-GAAP net income (loss) per share attributable to common stockholders, basic	49,258,348	45,324,084	46,884,867	45,210,172
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$ 0.14	$ (0.31)	$ (0.12)	$ (1.40)
Weighted-average shares outstanding used to compute GAAP net loss per share attributable to common stockholders, basic	49,258,348	45,324,084	46,884,867	45,210,172
Add: Effect of potentially dilutive common stock equivalents	18,503,077	—	—	—
Weighted-average shares outstanding used to compute non-GAAP net income (loss) per share attributable to common stockholders, diluted	67,761,425	45,324,084	46,884,867	45,210,172

Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
	(in thousands)
Net cash used in operating activities	$ (6,095)	$ (12,435)	$ (1,311)	$ (41,468)
Less: Capitalized software development costs	(4,865)	(3,700)	(13,072)	(11,567)
Less: Purchases of property and equipment	(401)	(200)	(589)	(774)
Free cash flow	$ (11,361)	$ (16,335)	$ (14,972)	$ (53,809)